Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXSTAR MEDIA GROUP ANNOUNCES

$665 MILLION OFFERING OF ADDITIONAL 5.625% SENIOR NOTES DUE 2027

November 12, 2019

Irving, TX – November 12, 2019 – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) announced today that its wholly-owned subsidiary, Nexstar Broadcasting, Inc. (the “Issuer”), intends to offer, subject to market and other customary conditions, up to $665 million in aggregate principal amount of additional 5.625% Senior Notes due 2027 (the “Notes”) in a private offering. The Notes are being offered as additional notes under the Indenture, dated as of July 3, 2019 (as amended and supplemented from time to time, the “Indenture”), pursuant to which the Issuer previously issued $1,120 million aggregate principal amount of 5.625% Senior Notes due 2027 (the “Existing Notes”). The Notes will be treated as a single series with the Existing Notes under the Indenture.

The Notes will be the Issuer’s senior unsecured obligations and will be guaranteed by the Company, Mission Broadcasting, Inc. (“Mission”) and certain of the Issuer’s and Mission’s existing and future restricted subsidiaries on a senior unsecured basis.

The Issuer intends to use the net proceeds from the proposed offering, together with cash on hand, to redeem the Issuer’s 6.125% Senior Notes due 2022 and 5.875% Senior Notes due 2022 and to pay related premiums, fees and expenses.

The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Nexstar Media Group, Inc.

Nexstar Media Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 197 television stations and related digital multicast signals reaching 115 markets or nearly 39% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities. Nexstar also owns WGN America, a growing national general entertainment cable network and a 31.3% ownership stake in TV Food Network, a top tier cable asset.

Forward-Looking Statements

This press release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release, concerning, among other things, the Issuer’s issuance of the Notes and the use of proceeds therefrom, involve risks and uncertainties, and are subject to change based on various important factors, including the Issuer’s ability to consummate the offering of the Notes on the terms expected or at all, current capital and debt market conditions, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2018, Nexstar’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 and Nexstar’s subsequent public filings with the Securities and Exchange Commission.

Investor Contact:

Thomas E. Carter

Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni, Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

Nexstar Media Group, Inc.

312/222-3394 or gweitman@nexstar.tv

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